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                                                                      EXHIBIT 24

     The directors of Heritage Financial Corporation (the "Company") whose signatures appear below, hereby appoint Donald V. Rhodes as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company's Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.

     This Power of Attorney has been signed by the following persons in the capacities indicated on the 19th day of March, 2002.

Signature                                               Title
---------                                               -----

/s/ Lynn M. Brunton                                     Director
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Lynn M. Brunton

/s/ Brian Charneski                                     Director
---------------------
Brian Charneski

/s/ Peter Fluetsch                                      Director
---------------------
Peter Fluetsch

/s/ Daryl D. Jensen                                     Director
---------------------
Daryl D. Jensen

/s/ Melvin R. Lewis                                     Director
---------------------
Melvin R. Lewis

/s/ Jeffrey Lyon                                        Director
---------------------
Jeffrey Lyon

/s/ H. Edward Odegard                                   Director
---------------------
H. Edward Odegard

/s/ James P. Senna                                      Director
---------------------
James P. Senna

/s/ Philip S. Weigand                                   Director
---------------------
Philip S. Weigand